SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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Novation Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOVATION COMPANIES, INC.
2114 Central Street, Suite 600
Kansas City, MO 64108
(816) 237-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     You are cordially invited to attend the annual meeting of stockholders of Novation Companies, Inc., a Maryland corporation (the “Company”), to be held on Tuesday, May 7, 2013 at 1:00 p.m., Central Time, at the Sheraton Overland Park Hotel at the Convention Center, 6100 College Boulevard, Overland Park, Kansas 66211, for the following purposes:

1.	To elect two Class II directors to serve until the annual meeting of stockholders to be held in 2016 and until their successors are elected and qualify;

2.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To hold an advisory vote on the compensation of the Company’s named executive officers;

4.	To hold an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers; and

5.	To transact such other business as may properly come before the annual meeting and any postponement or adjournment thereof.

     The Company’s Board of Directors intends to present W. Lance Anderson and Gregory T. Barmore as nominees for election to the Board of Directors. A proxy statement describing the matters to be considered at the annual meeting is attached to this notice. The Board of Directors has fixed the close of business on March 22, 2013 as the record date for determination of stockholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof.

By Order of the Board of Directors

/s/ W. Lance Anderson

W. Lance Anderson
Chairman of the Board and
Chief Executive Officer

Kansas City, Missouri
April 3, 2013

YOUR VOTE IS IMPORTANT

PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR AUTHORIZE
A PROXY TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET AS
INSTRUCTED ON THE PROXY CARD. YOUR VOTE IS REVOCABLE IN
ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY
STATEMENT. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE
IN PERSON EVEN IF YOU RETURNED A PROXY.

NOVATION COMPANIES, INC.
2114 Central Street, Suite 600
Kansas City, MO 64108
(816) 237-7000

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 7, 2013

     The Board of Directors of Novation Companies, Inc., a Maryland corporation (the “Company”), is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of stockholders to be held on Tuesday, May 7, 2013 at 1:00 p.m., Central Time, at the Sheraton Overland Park Hotel at the Convention Center, 6100 College Boulevard, Overland Park, Kansas 66211. This proxy statement, the accompanying proxy card and the notice of annual meeting are being provided to stockholders beginning on or about April 3, 2013.

GENERAL INFORMATION

Record Date and Voting Rights

     Holders of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 22, 2013, the record date, are entitled to notice of, and to vote at the annual meeting. On that date, 91,479,519 shares of Common Stock were outstanding. Each holder of Common Stock is entitled to one vote for each share of Common Stock held as of the record date.

Voting of Proxies

     If you are not planning on attending the annual meeting to vote your shares in person, your shares of Common Stock cannot be voted until either a signed proxy card is returned to the Company or voting instructions are submitted by using the Internet or by calling a specifically designated telephone number. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

     Shares of stock represented by properly executed proxies received in time for the annual meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy:

  shares will be voted FOR the election of the nominees named in this proxy statement as Class II directors;

  shares will be voted FOR the ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2013;

  shares will be voted FOR the compensation paid to the Company’s named executive officers; and

  shares will be voted to conduct future advisory votes on the compensation of the Company’s named executive officers to occur EVERY YEAR.

     The management and the Board of Directors know of no matters to be brought before the annual meeting other than as set forth herein. To date, the Company has not received any stockholder proposals. If any other matter of which the management and Board of Directors are not now aware is properly presented to the stockholders for action, it is the intention of the proxy holders to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Revocability of Proxy

     The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Corporate Secretary that the proxy is revoked, by presenting a later-dated proxy, or by attending the annual meeting and voting in person.

Solicitation of Proxies

     The costs of this solicitation by the Board of Directors will be borne by the Company. Proxy solicitations will be made by mail and also may be made by personal interview, telephone, facsimile transmission and electronic mail. Banks, brokerage house nominees and other fiduciaries are requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. The Company may engage an outside firm to solicit votes, but has not yet retained one. If such a firm is engaged subsequent to the date of this proxy statement, the cost is estimated to be less than $10,000, plus reasonable out-of-pocket expenses.

Broker Non-Votes

     If the shares you own are held in “street name” by a bank, brokerage firm or other nominee, your nominee, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your nominee provides to you. If you do not give instructions to your nominee, your nominee will determine whether it has discretionary authority to vote your shares. Applicable regulations now prohibit nominees from voting shares in elections of directors unless the beneficial owners indicate how the shares are to be voted. Therefore, unless you instruct your nominee on how to vote your shares with respect to the election of directors and the say-on-pay and say-on-frequency advisory votes, your nominee will be prohibited from voting on such matters on your behalf. As such, it is critical that you cast your vote if you want it to count in the election of directors and the say-on-pay and say-on-frequency advisory votes at the annual meeting. Your nominee will, however, continue to have discretionary authority to vote uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.

Votes Required for Approval of Proposals

     The presence, in person or by proxy, of stockholders entitled to cast a majority of all of the votes entitled to be cast constitutes a quorum for the transaction of business at the annual meeting. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

     Proposal 1: The vote of a plurality of all of the votes cast at the annual meeting (at which a quorum is present) is required for the election of Class II directors. For purposes of the election of Class II directors, broker non-votes and abstentions will be excluded entirely and will have no effect on the result of the vote.

     Proposal 2: The affirmative vote of a majority of the votes cast at the annual meeting (at which a quorum is present) is required for ratification of the independent registered public accounting firm. For purposes of the vote on the ratification of the independent registered public accounting firm, abstentions will have the same effect as a vote against the proposal.

     Proposal 3: The affirmative vote of the holders of a majority of the shares of Common Stock, present in person or by proxy and entitled to vote at the annual meeting (at which a quorum is present), is required. Abstentions with respect to the advisory vote on executive compensation will have the same effect as a vote against the proposal. Broker non-votes will be excluded entirely and will have no effect on the result of the vote.

     Proposal 4: The option receiving the greatest number of votes (every one, two or three years) at the annual meeting (at which a quorum is present) will be considered the frequency approved by stockholders. Stockholders will also be permitted to abstain, and any such abstentions will not be counted as votes cast. Broker non-votes will be excluded entirely and will have no effect on the result of the vote.

Appraisal Rights and the Right to Petition for Fair Value

     The holders of Common Stock will not have appraisal rights, or any contract right to petition for fair value, with respect to any matter to be acted upon at the annual meeting. The Company will not independently provide such a right.

     Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 7, 2013:

     This proxy statement and our annual report to stockholders are also available to you at http://www.novationcompanies.com/investors/financials.

PROPOSAL 1 – ELECTION OF CLASS II DIRECTORS

     The Board of Directors is divided into three classes, designated Class I, Class II and Class III, with one class standing for election at the annual meeting of stockholders each year. A director elected by stockholders shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor is elected and qualifies, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Two Class II directors will be elected at this year’s annual meeting. Their terms will expire upon the 2016 annual meeting. The nominees for Class II directors are W. Lance Anderson and Gregory T. Barmore.

     The proxy holders intend to vote all proxies received by them in the accompanying form for Messrs. Anderson and Barmore unless otherwise specified by the stockholder. In the event that either Mr. Anderson and Mr. Barmore is unable to serve as a Class II director at the time of the annual meeting, the proxies will be voted for the nominee who shall be designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for Messrs. Anderson and Barmore and against any other nominee. Each nominee has agreed to serve as a director if elected, and as of the date of this proxy statement, the Board of Directors is not aware that either nominee is unable to serve as director. The election to the Board of Directors of the nominees identified in the proxy statement will require a plurality of all votes cast at the annual meeting, meaning that the nominees who receive the highest number of votes will be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE NOMINEES IDENTIFIED BELOW.

Name	Board Position
W. Lance Anderson	Class II Director
Gregory T. Barmore	Class II Director

Nominees and Directors

     Set forth below is certain information regarding each nominee for director and continuing director of the Company. The information presented includes information provided to the Company by each nominee and director including such person’s name, age, principal occupation and business experience for at least the past five years, the names of other publicly-held companies of which such person currently serves as a director or has served as a director during the past five years and the year in which the nominee first became a director of the Company.

     In addition to the information presented below regarding the specific experience, qualifications, attributes and skills of each nominee and director that led the Board of Directors to the conclusion that such person should serve as a director, the Board of Directors also believes that all of the nominees and directors have a reputation for high personal and professional ethics, integrity, values and character. Each nominee and director brings a strong and unique background and set of skills to the Board of Directors giving the Board of Directors as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, law and regulation, accounting and finance, and risk assessment. They have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and the Board of Directors. Each nominee and director is committed to achieving, monitoring and improving on the Company’s business strategy.

Class II Nominees – Terms Expiring 2016

     W. Lance Anderson, age 52, is a co-founder and the current Chairman of the Board and Chief Executive Officer (“CEO”) of the Company. He took over as Chairman and CEO in January 2008. Prior to that Mr. Anderson was President and Chief Operating Officer and has been a member of the Board of

Directors since 1996. Prior to joining Novation, Mr. Anderson served as Executive Vice President of Dynex Capital, Inc., a New York Stock Exchange listed real estate investment trust (Dynex). In addition, Mr. Anderson was President and Chief Executive Officer of Dynex's single-family mortgage operation, Saxon Mortgage. He had been at Dynex since 1989.

     The Board of Directors believes Mr. Anderson’s qualifications to sit on the Board of Directors and serve as its Chairman include his extensive executive and operational experience and his detailed knowledge, as an executive officer, of the Company and its development.

     Gregory T. Barmore, age 71, has served on the Board of Directors since 1996. In 1997, he retired as Chairman of the Board of GE Capital Mortgage Corporation (“GECMC”), a subsidiary of General Electric Capital Corporation (GE Capital). He was responsible for overseeing the strategic development of GECMC's residential real estate-affiliated financial business, including mortgage insurance, mortgage services and mortgage funding. Prior to joining GECMC in 1986, Mr. Barmore was Chief Financial Officer of Employers Reinsurance Corporation (ERC), one of the nation's largest property and casualty reinsurance companies and also a subsidiary of GE Capital. Mr. Barmore also serves on the board of directors of A. Schulman, Inc., an international supplier of high-performance plastic compounds and resins and Harbor Technologies, LLC. He also serves as the President of Holbrooks Community Foundation.

     The Board of Directors believes that Mr. Barmore’s qualifications to serve on the Board of Directors his executive level experience, financial expertise, and service on several boards of directors.

Class I Directors – Terms Expiring 2015

     Art N. Burtscher, age 62, has been a member of the Board of Directors since 2001. Since 2004, Mr. Burtscher has been Chairman of McCarthy Group Advisors, L.L.C., an Omaha, Nebraska, investment advisory firm. McCarthy Group Advisors was acquired by Westwood Holdings Group, Inc. (“Westwood”) in November 2010. Mr. Burtscher remains with Westwood as a director and President of the Western Region. From 2000 to 2004, he was President of McCarthy Group Asset Management. From 1988 to 2000, Mr. Burtscher served as President and Chief Executive Officer of Great Western Bank in Omaha, Nebraska. Mr. Burtscher also serves on the board of directors of NIC, Inc., an Overland Park, Kansas eGovernment service provider, is its lead independent director and is the chairman of its audit committee. Additionally, Mr. Burtscher serves on the boards of directors of AmeriSphere Multi-Family Finance, L.L.C., The Durham Museum, American National Bank, SilverStone Group, Jet Linx, United Way of the Midlands Foundation and Nebraska Methodist Hospital. He is also a trustee for DLR Group.

     The Board of Directors believes that Mr. Burtscher’s qualifications to serve on the Board of Directors include his experience in the financial services industry, his extensive knowledge of financial, business and investment matters and his service on several boards of directors. Mr. Burtscher’s term on the Board of Directors will expire in 2015.

     Edward W. Mehrer, age 74, has been a member of the Board of Directors since 1996. Mr. Mehrer served as Interim President & Chief Executive Officer of Cydex, Inc., a pharmaceutical company based in Overland Park, Kansas, from November 2002 through June 2003, and as its Chief Financial Officer from November 1996 through December 2003. Prior to joining Cydex, Mr. Mehrer was associated with Hoechst Marion Roussel, formerly Marion Merrell Dow, Inc., an international pharmaceutical company (“Marion”). From December 1991 to December 1995, he served as Executive Vice President and Chief Financial and Administrative Officer of Marion and a director and member of its executive committee. From 1976 to 1986, Mr. Mehrer was a partner with the public accounting firm of Peat, Marwick, Mitchell & Co., a predecessor firm to KPMG LLP, in Kansas City, Missouri. Mr. Mehrer also serves on the Board of Directors of FBL Financial Group, Inc., a Des Moines, Iowa insurance company, and is a member of both the audit committee and the nominating and governance committee.

     The Board of Directors believes that Mr. Mehrer’s qualifications to serve on the Board of Directors include his experience as a practicing CPA and his executive level experience and board service for several companies. Mr. Mehrer’s term on the Board of Directors will expire in 2015.

Class III Directors – Terms Expiring 2014

     Howard M. Amster, age 65, is an owner and operator of multiple real estate investments. Since March 1998, Mr. Amster has served as President of Pleasant Lake Apts. Corp., the corporate general partner of Pleasant Lake Apts. Limited Partnership. Mr. Amster also serves as a director of Maple Leaf Financial, Inc., the holding company for Geauga Savings Bank, and newAX, Inc. (formerly Astrex, Inc.) and since 2000, has served as a Principal with Ramat Securities Ltd., a securities brokerage firm. From 1992 to 2000, Mr. Amster was an investment consultant with First Union Securities (formerly EVEREN Securities and formerly Kemper Securities). Mr. Amster has been a member of the Board of Directors since 2009.

     The Board of Directors believes Mr. Amster’s qualifications to serve on the Board of Directors include his investment experience and his service on several boards of directors. Mr. Amster’s term will expire in 2014.

     Barry A. Igdaloff, age 58, has served as the sole proprietor of Rose Capital, a registered investment advisor in Columbus, Ohio, since 1995. Mr. Igdaloff has been a director of Dynex Capital, Inc. since 2000, and is a member of its audit committee and nominating and corporate governance committee. Previously, Mr. Igdaloff was a director of Guest Supply, Inc. prior to its acquisition by Sysco Foods in 2001. Prior to entering the investment business, Mr. Igdaloff was an employee of Ernst & Whinney’s international tax department. Mr. Igdaloff is a non-practicing CPA and a non-practicing attorney. Mr. Igdaloff has been a member of the Board of Directors since 2009.

     The Board of Directors believes Mr. Igdaloff’s qualifications to serve on the Board of Directors include his financial expertise, his years of experience as an investment advisor, attorney, and CPA and his service on several boards of directors. Mr. Igdaloff’s term will expire in 2014.

     None of the executive officers or directors of the Company were convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), nor has any such person been a party to a judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All the executive officers and directors of the Company are U.S. citizens.

CORPORATE GOVERNANCE AND RELATED MATTERS

Director Independence

     A majority of the directors of the Board of Directors must meet the criteria for independence as established by the Board of Directors. The Company’s criteria provides that a director will not qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company. The Board of Directors has adopted, upon recommendation from the Nominating and Corporate Governance Committee, a set of categorical standards to form the basis for the Board of Directors’ independence determinations (the “Director Independence Standards”). Although the Company’s securities are no longer listed on the New York Stock Exchange, the Director Independence Standards are substantively the same as those provided for in the rules of the New York Stock Exchange.

     The Nominating and Corporate Governance Committee and the Board of Directors have evaluated the relationships between each director nominee or director (and his or her immediate family members and related interests) and the Company and its subsidiaries. As a result of this evaluation, the Board of Directors has affirmatively determined, upon recommendation from the Nominating and Corporate Governance Committee, that each of the following director nominees or current directors has no material relationship with the Company and is independent under the Director Independence Standards: Gregory T. Barmore, Art N. Burtscher, Edward W. Mehrer, Howard M. Amster and Barry A. Igdaloff.

     In addition to the Board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by the Securities and Exchange Commission (“SEC”) providing that to qualify as “independent” for the purposes of membership on that committee, members of audit committee may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company other than their director compensation, and may not be affiliates of the Company.

Board of Directors Leadership Structure

     W. Lance Anderson, the Company’s Chief Executive Officer, serves as the Chairman of the Board of Directors. The Board of Directors has combined the roles of Chairman of the Board of Directors and Chief Executive Officer in Mr. Anderson because it believes that this structure enables the Company to most effectively pursue its business strategy and allows Mr. Anderson to more effectively represent the Company with its various constituents. Additionally, Mr. Anderson’s in-depth knowledge of the Company and its business provides the Board of Directors with the leadership needed to set the strategic focus and direction for the Company. At the same time, the Board of Directors’ Lead Independent Director role provides an effective means for the independent directors to exercise appropriate independent oversight of management.

Lead Independent Director

     Gregory T. Barmore currently serves as the Company’s Lead Independent Director. The primary responsibilities of the Lead Independent Director are to:

  Approve an appropriate schedule of the Board of Directors’ meetings, seeking to ensure the independent directors can perform their duties responsibly while not interfering with the flow of the Company’s operations;

  Review agendas for the Board of Directors and committee meetings;

  Assess the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties, and although management is responsible for the preparation of materials for the Board of Directors, the Lead Independent Director may specifically request the inclusion of certain material;

  Whenever appropriate, direct the retention of consultants who report directly to the Board of Directors;

  Assist the Board of Directors and the Company’s officers in assuring compliance with and implementation of the Corporate Governance Guidelines and be principally responsible for recommending revisions to the Corporate Governance Guidelines;

  Coordinate an agenda for the Board of Directors’ independent directors;

  Evaluate, along with the members of the Compensation Committee and the full Board of Directors, the Chief Executive Officer’s performance and meet with the Chief Executive Officer to discuss the Board of Directors’ evaluation; and

  Review the membership and performance of the various Board of Directors Committees and Committee Chairs.

     The Lead Independent Director is elected annually for a maximum tenure of three years. The performance of the Lead Independent Director is evaluated annually by the Board of Directors and where the Lead Independent Director is not sufficiently active or successful in providing meaningful leadership for the Board of Directors, the Lead Independent Director will be replaced.

Board of Directors Attendance and Annual Meeting Policy

     During 2012, there were five meetings of the Board of Directors, in addition to acting by unanimous written consent. Each director participated in at least 75% of the meetings of the Board of Directors and the committees on which he served during the periods for which he has been a director or committee member. Independent directors are not expected to attend the annual stockholders meeting. Two directors attended the 2012 annual meeting of stockholders.

Standing Board of Directors Committee Membership and Meetings

     The Board of Directors has three standing committees: Audit, Nominating and Corporate Governance and Compensation. The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors concerning committee memberships and appointment of chairpersons for each committee, and the Board of Directors appoints the members and chairpersons of each committee. Descriptions of the committees are provided below. These descriptions are qualified in their entirety by the full text of the written committee charters that may be found on the Company’s website as described below.

  Audit Committee. The Audit Committee of the Board of Directors consists of four independent directors: Gregory T. Barmore, Art N. Burtscher, Barry Igdaloff and Edward M. Mehrer. Mr. Mehrer serves as the chairman. The Board of Directors has determined that Edward W. Mehrer qualifies as an “audit committee financial expert” under SEC rules and that each Audit Committee member has sufficient knowledge in reading and understanding the Company’s financial statements to serve on the Audit Committee. During 2012, the Audit Committee met six times, in addition to acting by unanimous written consent.

     The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements and financial reporting process and its system of internal accounting and financial controls; (ii) the performance of the internal audit function; (iii) the performance of the independent auditors, which would include an evaluation of the independent auditor’s qualifications and independence; (iv) the Company’s compliance with legal and regulatory requirements, including disclosure controls and procedures; and (v) the preparation of an Audit Committee report to be included in the Company’s annual proxy statement.

  Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee of the Board of Directors consists of three independent directors: Gregory T. Barmore, Art

N. Burtscher and Edward M. Mehrer, with Mr. Burtscher serving as the chairman. The Nominating and Corporate Governance Committee met one time during 2012, in addition to acting by unanimous written consent.

     The purpose of the Nominating & Corporate Governance Committee is to: (i) identify individuals qualified to become Board of Directors members consistent with the criteria established by the Board of Directors; (ii) recommend to the Board of Directors the director nominees for the next annual stockholders meeting; (iii) lead the Board of Directors in the annual review of the Board of Directors’ performance and the review of management’s performance; and (iv) shape the corporate governance policies and practices including developing a set of corporate governance principles applicable to the Company and recommending them to the Board of Directors.

  Compensation Committee. The Compensation Committee of the Board of Directors consists of four independent directors: Gregory T. Barmore, Art N. Burtscher, Edward M. Mehrer and Howard M. Amster, with Mr. Barmore serving as the chairman. The Compensation Committee is scheduled to meet quarterly, and more frequently as circumstances dictate. During 2012, the Compensation Committee met two times, in addition to acting by unanimous written consent.

     The responsibilities of the Compensation Committee are set forth in its charter and include: (i) review and approve the goals, objectives and compensation structure for our Chief Executive Officer and senior management; (ii) review, approve and recommend to the Board of Directors any new incentive-compensation and equity-based plans that are subject to Board of Directors approval and (iii) approve any required disclosure on executive officer compensation for inclusion in the Company’s annual proxy statement and annual report on Form 10-K. The Compensation Committee also reviews and recommends the compensation structure for the Board of Directors. The Compensation Committee may delegate certain of its authority to a subcommittee comprised of one or more members of the Compensation Committee.

Corporate Governance Documents

     The Company’s Corporate Governance Guidelines, Code of Conduct, and charters of the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committees may be obtained from the corporate governance section of our website (www.novationcompanies.com). The Company will also provide copies of these documents free of charge to any stockholder who sends a written request to: Novation Companies, Inc., Investor Relations, 2114 Central Street, Suite 600, Kansas City, MO 64108.

     The Code of Conduct applies to our principal executive officer, principal financial officer, principal accounting officer, directors and other employees performing similar functions. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of our Code of Conduct that applies our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions by disclosing such matters on our website within four business days.

     Our investor relations contact information follows:

Investor Relations
2114 Central Street
Suite 600
Kansas City, MO 64108
816.237.7000
Email: ir@novationcompanies.com

Executive Sessions

     Executive sessions of non-management directors are held at least three times a year. The sessions are scheduled and chaired by Mr. Burtscher, who is the Chair of the Nominating and Corporate Governance Committee. Any non-management director can request that an additional executive session be scheduled.

Communications with the Board of Directors

     Stockholders may communicate directly with any member of the Board of Directors or any individual chairman of a committee of the Board of Directors by writing directly to those individuals at the following address: Novation Companies, Inc., 2114 Central Street, Suite 600, Kansas City, MO 64108. Communications that are intended for the non-management, independent directors generally should be marked to the attention of the Chair of the Nominating and Corporate Governance Committee. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office unless the Company believes the communication may pose a security risk.

Risk Oversight

     The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of Company objectives, improve long-term Company performance and create stockholder value. A fundamental part of risk management is understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy and objectives is integral to the Board of Directors’ assessment of the Company’s risk and also a determination of what constitutes an appropriate level of risk for the Company. The full Board of Directors conducts an annual risk assessment of the Company’s financial risk, legal/compliance risk and operational/strategic risk and addresses individual risk issues throughout the year as necessary.

     While the Board of Directors has the ultimate oversight responsibility for the risk management process, the Board of Directors delegates responsibility for certain aspects of risk management to the Audit Committee. Per its charter, the Audit Committee focuses on key financial risks and related controls and processes and discusses with management the Company’s major financial reporting exposures and the steps management has taken to monitor and control such exposures.

     The Board of Directors believes its leadership structure enhances overall risk oversight. While the Board of Directors requires risk assessments from management, the combination of Board of Directors member experience, diversity of perspectives, continuing education and independence of governance processes provide an effective basis for testing, overseeing and supplementing management assessments.

Consideration of Director Nominees by Stockholders

     The policy of the Nominating and Corporate Governance Committee is to consider properly-submitted stockholder nominations for candidates for membership on the Board of Directors as described below.

Identifying and Evaluating Nominees for Directors

     The Nominating and Corporate Governance Committee intends to utilize a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee will regularly assess the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. Stockholder nominations should be addressed to: Novation Companies,

Inc., 2114 Central Street, Suite 600, Kansas City, MO 64108, attention Corporate Secretary. The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for the Board of Directors, following verification of the stockholder status of persons proposing candidates. If any materials are provided by a stockholder in connection with the nominating of a director candidate, such material will be forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will also review materials provided by professional search firms or other parties. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

Directors Minimum Qualifications

     The Nominating and Corporate Governance Committee considers candidates for the Board of Directors based upon several criteria set forth in the Company’s Corporate Governance Guidelines, including their broad-based business and professional skills and experience, education, accounting and financial expertise, age, reputation, civic and community relationships, concern for the long-term interest of stockholders, personal integrity and judgment, knowledge and experience in the Company’s industry (such as operations, finance, accounting and marketing experience and education) and diversity. The Nominating and Corporate Governance Committee considers diversity in the broadest sense, thus including factors such as age, sex, race, ethnicity and geographic location, as well as a variety of experience and educational backgrounds when seeking nominees to the Board of Directors. The Nominating and Corporate Governance Committee does not have a diversity policy in place.

     The Nominating and Corporate Governance Committee does not assign specific weights to the criteria and no particular criterion is necessarily applicable to all prospective nominees. When evaluating nominees, the composition of the entire Board of Directors is also taken into account including the need for a majority of independent directors. In addition, the assessment of a candidate includes consideration of the number of public boards on which he or she serves because of the time requirements for duties and responsibilities associated with serving on the Board of Directors. The Nominating and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. The Nominating and Governance Committee assesses the effectiveness of the Corporate Governance Guidelines, including with respect to director nominations and qualifications and achievement of having directors with a broad range of experience and backgrounds, through completion of the annual self-evaluation process.

Director Nominee Recommendations

     The Nominating and Corporate Governance Committee of the Board of Directors has approved the nominees for Class II directors for inclusion on the proxy card. The Class II director nominees are standing for reelection the Board of Directors.

Director Compensation in Fiscal Year 2012

     Pursuant to the 2011 Compensation Plan for Independent Directors, which became effective August 9, 2011, the Company pays non-employee directors an annual retainer of $50,000. The Lead Independent Director is paid an annual retainer of $10,000. The chairperson of each of the Audit, Compensation and Nominating and Corporate Governance Committees is paid an annual retainer fee of $10,000, $5,000 and $5,000, respectively.

     All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of the Company will receive separate compensation for services rendered as a director.

     The following table sets forth the compensation for each of the Company’s non-employee directors for the fiscal year ended December 31, 2012.

2012 Non-Employee Director Compensation

Director Compensation

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)	($)	($)
Gregory T. Barmore	$65,000	$0	$65,000
Art N. Burtscher	55,000	$0	55,000
Edward W. Mehrer	60,000	$0	60,000
Howard M. Amster	50,000	$0	50,000
Barry A. Igdaloff	50,000	$0	50,000

AUDIT COMMITTEE REPORT

     The Audit Committee engages the independent registered public accounting firm, reviews with the independent auditors the plans and results of any audits, reviews other professional services provided by the independent auditors, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews with management management’s evaluation of the Company’s internal control structure. The Audit Committee is composed of four directors.

     The Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements for fiscal year 2012. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board AU Section 380 – Communication with Audit Committees).

     The Audit Committee has received from the independent auditors written disclosures and a letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board of Directors regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

     Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Audit Committee

Edward W. Mehrer, Chair
Gregory T. Barmore
Art N. Burtscher
Barry A. Igdaloff

The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE OFFICERS

     The executive officers of the Company and their positions are as follows:

Name	Position With the Company
W. Lance Anderson	President, Chief Executive Officer and Chairman of the Board of Directors
Rodney E. Schwatken	Senior Vice President, Chief Financial Officer, Secretary and Treasurer
Steve Haslam	Chief Operating Officer
Matthew Lautz	Vice President and Chief Information Officer
Brett Monger	Vice President and Chief Accounting Officer

     The executive officers serve at the discretion of the Board of Directors. Biographical information regarding Mr. Anderson is provided in the “Nominees and Directors” section of this document. Biographical information regarding the other executive officers is set forth below.

     Rodney Schwatken, age 49, was appointed Senior Vice President and Chief Financial Officer of the Company on January 3, 2008. From March 2006 to January 2008, Mr. Schwatken was the Company’s Vice President-Strategic Initiatives where he was responsible for special projects generally related to corporate development and management of the Company’s strategic transactions. From March 1997 until March 2007, Mr. Schwatken held various titles including Vice President and Controller (Chief Accounting Officer) of the Company and was responsible for corporate accounting, including implementation of accounting policies and procedures and developing and implementing proper internal control over all financial recordkeeping. From June 1993 to March 1997, when he joined the Company, Mr. Schwatken was Accounting Manager with U.S. Central Credit Union, a $30 billion dollar investment, liquidity and technology resource for the credit union industry. From January 1987 to June 1993, Mr. Schwatken was employed by Deloitte & Touche LLP in Kansas City, Missouri, most recently as an audit manager.

     Steve Haslam, age 57, was appointed the Chief Operating Officer by the Board of Directors on March 8, 2012. Mr. Haslam has been the Chief Executive Officer of StreetLinks, LLC, a majority-owned subsidiary of the Company (“StreetLinks”), since its inception in August 2008. Mr. Haslam continues to serve as the Chief Executive Officer of StreetLinks in addition to his role as Chief Operating Officer of the Company. Prior to his employment with StreetLinks, Mr. Haslam served as Senior Vice President of the Company’s Retail Lending Division since joining the Company in December 2002.

     Matthew Lautz, age 30, was appointed Vice President and Chief Information Officer by the Board of Directors on March 1, 2012. Mr. Lautz served as the Chief Technology Officer of StreetLinks since November 2010. He is responsible for corporate technology initiatives, including overseeing software development for multiple product lines and management of technology infrastructures. From October 2009 to November 2010, Mr. Lautz was President of Corvisa, LLC, a majority-owned subsidiary of StreetLinks. Previously, Mr. Lautz held the title of Chief Executive Officer at Brevient Communications, a voiceover intellectual property and software development firm in Milwaukee, Wisconsin.

     Brett Monger, age 34, was appointed Vice President and Chief Accounting Officer by the Board of Directors on March 1, 2012. Mr. Monger joined the Company in September 2006 as an Accounting Manager responsible for corporate accounting matters. In 2008, he became the Financial Reporting Manager responsible for the Company’s Securities and Exchange Commission filings, technical accounting issues and other financial reporting matters. In 2011, he became the Corporate Controller responsible for the Company’s accounting and reporting functions, and Mr. Monger continues to act as Corporate Controller. From July 2001 to September 2006, Mr. Monger was employed by McGladrey & Pullen LLP in Kansas City, Missouri, where he worked in the audit function, most recently as an audit supervisor. He worked primarily with clients in the financial institution, wholesale-retail and manufacturing industries.

EXECUTIVE COMPENSATION

Introduction

     This section provides information regarding the compensation of the persons who served as our principal executive officer and principal financial officer during 2012 (collectively our “Named Executive Officers”). Our Named Executive Officers for 2012, and the positions they held during 2012, were as follows:

Name	Title
W. Lance Anderson	President, Chief Executive Officer and Chairman of the Board of Directors
Rodney E. Schwatken	Senior Vice President, Chief Financial Officer, Secretary and Treasurer
Steve Haslam	Chief Operating Officer

Compensation Program Objectives

     The objectives of our compensation program for our Named Executive Officers are to focus and reward performance, to be externally competitive and internally equitable, to retain and incentivize on a long term basis, and to align executive interests with those of stockholders. The principal components of our compensation program are base salary, annual cash bonus incentive, and long-term equity incentives. Base salary is designed to attract and retain executive talent, and is determined with consideration to responsibility level, market factors and sustained achievement. Annual cash bonus incentives are intended to focus and reward performance on measures that are important to achievement of Company business objectives, such as successful operations, profitability and liquidity. Long term equity incentives, typically in the form of stock options or restricted stock, are intended to align the executive’s interests with those of stockholders, and to motivate the achievement of long-term financial and operating performance goals such that executives share in the creation of stockholder value. The Company did not retain a compensation consultant with respect to compensation determinations for 2011, 2012 or 2013.

Summary Compensation Table

     The following table sets forth the compensation of our Named Executive Officers during the fiscal year ended December 31, 2012 and 2011. Mr. Haslam was not a Named Executive Officer for the fiscal year ended December 31, 2011.

					Stock	Option	All Other
		Salary	Bonus		Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)		($)(4)	($)(4)	($)(5)	($)
W. Lance Anderson,	2012	665,784	61,109	(1)	24,615	29,536	—	781,044
Chief Executive Officer	2011	665,784	—		79,118	39,337	—	784,239
Rodney E. Schwatken,	2012	225,000	88,000	(2)	762	58,954	—	372,716
Chief Financial Officer	2011	225,000	100,000	(2)	1,837	25,152	—	351,989
Steve Haslam	2012	400,000	12,222	(3)	3,966	129,743		545,931
Chief Operating Officer
____________________

(1)	Represents the bonus awarded under Mr. Anderson’s bonus plan for 2012.
(2)	Represents the bonus awarded under Mr. Schwatken’s bonus plan for 2012.
(3)	Represents the bonus awarded under Mr. Haslam’s bonus plan for 2012.
(4)	Represents the dollar amount recognized for financial reporting purposes for the fiscal years ended December 31, 2012 and 2011, in accordance with FASB ASC Topic 718. The stock awards column includes amounts for restricted stock granted in 2005 and 2007. The option awards column includes amounts for stock option awards granted in 2009, 2011 and 2012. The Company calculated the weighted average fair value of options granted for the years ended December 31, 2012 and 2011 using the Black-Scholes option pricing model. The assumptions used in their determination were as follows: The expected life is a significant assumption as it determines the period for which the risk free interest rate, volatility and dividend yield must be applied. The expected life is the period over which employees and directors are expected to hold their options and is based on the Company’s historical experience with similar grants. The annual risk-free rate of return is estimated using US treasury rates commensurate with the expected life. The volatility is calculated using the fluctuations of the historical stock prices of the Company. The Company has not paid a dividend in several years, and accordingly, the assumed dividend yield was zero for these options.
(5)	The total value of all perquisites and other personal benefits did not exceed $10,000 for any named executive officer for fiscal years 2012 and 2011 so the amounts have been excluded from the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End 2012

     On March 15, 2011, the Board of Directors granted an option (the “Option”) to Mr. Anderson to purchase 439,000 shares (the “Option Shares”) of the Company’s Common Stock at a price of $0.51 per share, which was the closing price of the Common Stock as quoted by Pink OTC Markets’ inter-dealer quotation service on March 15, 2011. The Option was granted pursuant to a Stock Option Agreement (the “Option Agreement”) between the Company and Mr. Anderson.

     In June 2011, the Company completed the exchange of all outstanding shares of preferred stock of the Company for an aggregate of 80,985,600 shares of newly-issued Common Stock and $3.0 million in cash (the “Recapitalization”). As a result of the Recapitalization, the number of shares of outstanding Common Stock of the Company increased by a factor of approximately 9.6449 (the “Adjustment Factor”).

     On March 1, 2012, in light of the Recapitalization, outstanding awards under the Company’s 2004 Incentive Stock Plan (“2004 Plan”), as well as Mr. Anderson’s Option, were adjusted to reflect the dilution of the Recapitalization and to preserve the economic benefits of the awards. The Board of Directors approved an adjustment of Mr. Anderson’s Option to increase the number of shares covered by the Option from 439,000 shares of Common Stock to 4,234,098 shares of Common Stock, which adjustment was made in accordance with the Adjustment Factor. Awards under the 2004 Plan were similarly adjusted. The Board of Directors did not decrease or adjust the exercise price of the adjusted Option or of any awards under the 2004 Plan.

     On May 8, 2012 certain awards under the 2004 Plan having exercise prices equal to or greater than $16.72 were voluntarily surrendered for cancellation by the Named Executive Officers and all of the Company’s directors.

     The following table sets forth the outstanding stock options and stock awards for each of our Named Executive Officers as of December 31, 2012.

	Option Awards				Stock Awards
	Number of	Number of			Number of	Market Value of
	Securities	Securities			Shares of	Shares of
	Underlying	Underlying			Stock That	Stock That
	Unexercised	Unexercised	Option	Option	Have Not	Have Not
	Options (#)	Options (#)	Exercise	Expiration	Vested	Vested
Name	Exercisable	Unexercisable	Price ($)	Date	(#)(3)	($)(3)(4)
W. Lance Anderson	1,058,524	3,175,57 (1)	0.51	3/15/2021	—	—
	—	—	—	—	1,100	682

Rodney E. Schwatken	1,085,047	361,683 (2)	0.97	11/10/2019	—	—
					44	27

Steve Haslam	5,563	16,691 (5)	0.51	11/13/2021	—	—
	375,000	1,125,000 (6)	0.63	3/9/2022	—	—
					133	82
____________________

(1)	Options vested or will vest in ¼ increments on December 31 of the years 2012 – 2015.
(2)	Options vested or will vest in ¼ increments on November 10 of the years 2010 – 2013.
(3)	Shares of restricted stock were granted on 2/7/2005 and shall all vest 100% on 2/7/2015.
(4)	The closing market price of the Company’s Common Stock on December 31, 2012 (the last trading day of 2012) was $0.62.
(5)	Options vested or will vest in ¼ increments on November 14 of the years 2012 – 2015.
(6)	Options will vest in ¼ increments on March 8 of the years 2013-2016.

Compensation Agreements with Named Executive Officers

   W. Lance Anderson

     On February 4, 2013, the Compensation Committee approved a compensation arrangement with Mr. Anderson for the 2013 calendar year. The compensation arrangement consists of three parts: salary, bonus and equity incentive. For 2013, as it was for 2012, Mr. Anderson’s salary is $665,874 and he is entitled to receive a bonus equivalent to five percent (5%) of the Company’s “Cash Earnings” for 2013, up to a maximum bonus payment of $2,500,000. For purposes of the bonus, “Cash Earnings” means consolidated cash and cash equivalents as of end of year, on an unrestricted basis, minus consolidated cash and cash equivalents as of beginning of year, on an unrestricted basis,

  any cash transferred during the year from restricted to unrestricted (such as cash serving as collateral for surety bonds),

  cash received on legacy mortgage securities, and

  any extraordinary, unusual or non-operating cash gains or receipts, such as capital transactions and proceeds from sales of subsidiaries,

plus extraordinary, unusual or non-operating cash losses or payments (such as non-cash equivalent investments (i.e. long-term investments) and investments in operating businesses).

     On February 4, 2013, Mr. Anderson received a bonus of $61,109 for 2012 performance.

     On March 1, 2012, in light of the Recapitalization, Mr. Anderson’s Option, was adjusted to reflect the dilution of the Recapitalization and to preserve the economic benefits of the awards. The Board of Directors approved an adjustment of Mr. Anderson’s Option to increase the number of shares covered by the Option from 439,000 shares of Common Stock to 4,234,098 shares of Common Stock, which adjustment was made in accordance with the Adjustment Factor. The Board of Directors did not decrease or adjust the exercise price of the adjusted Option.

     The Option vests and becomes exercisable in four equal installments—on December 31 of 2012, 2013, 2014 and 2015—and terminates on March 15, 2021. As of December 31, 2012, 1,058,524.5 Option Shares have vested. The Option was granted directly by the Board of Directors and was not granted under the Company’s 2004 Plan.

     Until December 31, 2014, or the satisfaction of certain conditions relating to the inapplicability of the Company’s net operating less carryforwards. Mr. Anderson is not permitted to exercise the Option if, after such exercise, Mr. Anderson would be deemed to own more than 4.9% of the outstanding stock of the Company. The Option is subject to certain anti-dilution protections.

     Upon Mr. Anderson’s termination from employment with the Company for Good Reason or without Cause, or upon a Change in Control (each as defined in below), the vesting of the Option will be accelerated and the full number of then-unexercised Option Shares will become exercisable in full. Upon the occurrence of the aforementioned events, the Company may, at its election, pay Mr. Anderson an immediate cash lump sum equal to the excess of the value of shares of Common Stock for which the Option has not yet been exercised over the applicable exercise price payable for such shares, whereupon such payment shall fully satisfy the Company’s obligations under the Option Agreement.

     Upon Mr. Anderson’s death or Disability, defined in the Option Agreement as permanent and total disability as determined under the Company’s disability program or policy, the Option may be exercised, to the extent the Option Shares are then vested, for a period of twelve months after death or Disability or until the expiration of the stated term of such Option, whichever period is shorter. Upon Mr. Anderson’s termination from employment with the Company for Cause, the Option shall terminate.

     For purposes of the Option Agreement:

“Cause” means the existence of, or a good faith belief by the Company (as evidenced by the minutes or resolutions of the Board of Directors) in the existence of, facts which constitute a basis for termination of Optionee’s employment due to Optionee’s:

  Failure, in any material respect, to perform his primary duties as Chief Executive Officer in accordance with reasonable standards established by the Company;

  Gross insubordination of a legitimate, material and explicit direction of the Board of Directors or willful breach of important policies and procedures of the Company, in any material respect, that irrevocably impugn the Optionee’s authority or integrity as an officer of the Company;

  Breach of fiduciary duties in any material respect; or

  Conviction or plea of guilty or nolo contendere to a felony or crime involving moral turpitude, misappropriation, embezzlement or fraud.

A “Change in Control” shall be deemed to have taken place if: (A) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, purchases or otherwise acquires shares of the Company after the date hereof and as a result thereof becomes the beneficial owner of shares of the Company having 50% or more of the total number of votes that may be cast for election of directors of the Company, (B) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the directors then serving on the Board of the Company shall cease to constitute a majority of the Board of the Company or any successor to the Company, or (C) the Company sells all or substantially all the assets of the Company.

“Good Reason” means the occurrence, without the Optionee’s written consent, of any one or more of the following events:

  Except in connection with the Company’s termination of Optionee’s employment for Cause or as a result of Optionee’s death or disability: (i) a material (25% or more) reduction in Optionee’s salary compensation; or (ii) a decrease in the responsibilities or title of Optionee to a level that, on the whole, is materially inconsistent with the Chief Executive Officer position; or

  The Company requires that Optionee relocate more than fifty (50) miles from Kansas City, Missouri, and the Optionee objects to such relocation in writing promptly (within 30 days) after being notified in writing thereof; or

  The Company’s material breach of any of the provisions of this Agreement or of any other material agreement between the Company and Optionee concerning compensation.

     In conjunction with the Option Agreement, the Company and Mr. Anderson also entered into a Registration Rights Agreement on March 15, 2011 (the “Anderson Registration Rights Agreement”). Under the Anderson Registration Rights Agreement, the Company will, under certain circumstances described in the Anderson Registration Rights Agreement and subject to customary restrictions, use its reasonable best efforts to register all or any part of Mr. Anderson’s Registrable Securities (as defined in the Anderson Registration Rights Agreement) on a Form S-3 with the SEC so that his shares may be more easily resold.

     Mr. Anderson does not have an employment agreement with the Company.

   Rodney E. Schwatken

     Mr. Schwatken entered into an employment agreement with the Company on January 7, 2008 pursuant to which he serves as the Chief Financial Officer of the Company. The Company may increase or decrease Mr. Schwatken’s base salary and incentive compensation at any time in its sole discretion. In 2009, the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved, pursuant to the agreement, an increase in Mr. Schwatken’s annual base salary to $225,000, effective as of January 1, 2010, and a new bonus plan. The bonus plan involves a maximum bonus payout of $100,000 based on achievement of objective and subjective individual performance areas determined by the Compensation Committee on an annual basis. Such areas have included supervision of accounting and financial analysis and reporting functions as well as specific tasks relating to significant transactions (such as the Company’s recapitalization in 2011 and transition to a new accounting firm in 2012). On February 4, 2013, Mr. Schwatken was awarded a bonus of $88,000 for 2012 performance.

     The agreement does not specify a termination date but provides that Mr. Schwatken’s employment relationship with the Company is at-will and may be terminated at any time by either party with or without cause and for any reason or no reason.

     In the event that Mr. Schwatken’s employment is terminated by the Company without “cause” or by Mr. Schwatken for “good reason,” Mr. Schwatken will immediately receive any unpaid portion of the $100,000 agreed-upon incentive compensation and, over a period of 12 months following termination, compensation at an annual rate equal to his then-existing annual base salary, in exchange for consulting services outlined in the Employment Agreement. If termination by the Company without “cause” or by Mr. Schwatken for “good reason” occurs following a “change of control” then, in addition to the foregoing, Mr. Schwatken will receive a lump-sum severance amount equal to the greater of $200,000 or the sum of his then-existing annual base salary and actual incentive pay for the prior fiscal year, and all outstanding equity awards will immediately vest upon the date of such termination. Mr. Schwatken is bound by certain non-competition, non-solicitation, confidentiality and similar obligations under, and as more particularly described in, the Employment Agreement.

     For purposes of the employment agreement with Mr. Schwatken:

          Acts or omissions that constitute “cause” include:

  breach of any of the terms of the employment agreement;

  failure to perform material duties in accordance with the standards from time to time established by the Company;

  neglect in performance or failure to attend to the performance of material duties;

  insubordination or willful breach of policies and procedures of the Company;

  breach of fiduciary duties; or

  conduct that the Company determines in good faith may impair or tend to impair the integrity of the Company, including but not limited to commission of a felony, theft, misappropriation, embezzlement, dishonesty, or criminal misconduct.

“Good reason” means the occurrence, without the executive’s written consent, of any one or more of the following events:

  a material reduction in compensation of the executive or a decrease in the responsibilities of the executive to a level that, on the whole, is materially inconsistent with the position for which the executive is employed, except in connection with the Company’s termination of the executive’s employment for “cause” or as otherwise expressly contemplated in the employment agreement;

  the Company requires that the executive relocate more than 50 miles from the location at which the executive is employed by the Company as of the date of the employment agreement; or

  the Company’s material breach of any of the provisions of the employment agreement.

“Change in control” shall be deemed to have occurred if any of the conditions set forth below shall have been satisfied:

  any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company; any trustee or other fiduciary holding securities under an executive benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company), is or becomes the “beneficial owner” (as defined by Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company (not including securities beneficially owned by such person, any securities acquired directly from the Company or from a transferor in a transaction expressly approved or consented to by the Board of Directors) representing more than 25% of the combined voting power of the Company’s then outstanding securities;

  during any period of two consecutive years (not including any period prior to the execution of the employment agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in the three immediately preceding bulleted paragraphs), (i) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or (ii) whose election is to replace a person who ceases to be a director due to death, disability or age, ceases for any reason to constitute a majority thereof;

  the stockholders of the Company approve a merger or consolidation of the Company with another corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an executive benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

   Steve Haslam

     On March 8, 2012, Mr. Haslam and the Company entered into an employment agreement (the “Haslam Employment Agreement”), pursuant to which he serves as the Chief Operating Officer of the Company. Under the terms of the Haslam Employment Agreement, Mr. Haslam's employment with the Company continues for a period of three years, unless sooner terminated, and the Haslam Employment Agreement renews for successive one-year periods unless the Company or Mr. Haslam has given written notice of termination to the other party within sixty days of any annual renewal date.

     Under the terms of the agreement, Mr. Haslam receives an annual base salary of $400,000, subject to annual increases, but such amount shall be reduced by any base salary paid to Mr. Haslam by any other member of the “Company Group” (as defined in the Haslam Employment Agreement). He also receives incentive pay equal to one percent of “Cash Earnings,” prorated based on the number of days Mr. Haslam was employed by the Company in such year, with the maximum amount of such incentive pay paid in any one year equal to three times Mr. Haslam's base salary then in effect. For purposes of the incentive pay, “Cash Earnings” is determined in the same manner as for Mr. Anderson’s bonus, which means consolidated cash and cash equivalents as of end of year, on an unrestricted basis, minus consolidated cash and cash equivalents as of beginning of year, on an unrestricted basis,

  any cash transferred during the year from restricted to unrestricted (such as cash serving as collateral for surety bonds),

  cash received on legacy mortgage securities, and

  any extraordinary, unusual or non-operating cash gains or receipts, such as capital transactions and proceeds from sales of subsidiaries,

plus extraordinary, unusual or non-operating cash losses or payments (such as non-cash equivalent investments (i.e. long-term investments) and investments in operating businesses). On February 4, 2013, Mr. Haslam received a bonus of $12,222 for 2012 performance.

     In the event that Mr. Haslam's employment is terminated by the Company without “cause,” by Mr. Haslam for “good reason” or following a “Change in Control” (as such terms are defined below), Mr. Haslam will receive, in addition to payment for accrued but unpaid or unused salary, vacation time and business expenses, a severance amount equal to twelve months of Mr. Haslam's annual base salary in effect at the time of termination in equal installments over twelve months. Mr. Haslam is bound by certain non-competition, non-solicitation, confidentiality and similar obligations under, and as more particularly described in, the Haslam Employment Agreement.

          Acts or omissions that constitute “cause” include:

  Mr. Haslam’s conviction of, or entry of a plea of nolo contendere to, any felony involving theft or willful destruction of money or other property, or any felony or misdemeanor involving moral turpitude, dishonesty or fraud, or any other felony or misdemeanor where the performance of his obligations to the Company is materially and adversely affected;

  willful misconduct, gross negligence or gross insubordination of Mr. Haslam in connection with the performance of his duties and services to the Company;

  Mr. Haslam's breach of his material obligations under this Agreement; or

  any act by Mr. Haslam constituting fraud, breach of fiduciary duty or intentional malfeasance or misfeasance, whether or not against the Company or its affiliates, which is materially harmful to the Company.

“Good reason” means any of the following: (i) a material adverse reduction in Mr. Haslam's duties or responsibilities (not due to Disability), (ii) a relocation of Mr. Haslam's offices on the date hereof to a location more than fifty (50) miles from the primary offices of the Company (without the consent of Mr. Haslam), or (iii) the failure of the Company to pay Mr. Haslam the compensation he is due pursuant to the Haslam Employment Agreement. The Company has the right, but not the obligation, to cure any such conditions, and thus negate the termination for Good Reason, during the notice period.

“Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

  Any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company; any trustee or other fiduciary holding securities under an executive benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company), is or becomes the “beneficial owner” (as defined by Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company (not including any securities acquired directly from the Company or from a transferor in a transaction expressly approved or consented to by the Board of Directors) representing more than 50% of the combined voting power of the Company's then outstanding securities; or

  During any period of two consecutive years (not including any period prior to the execution of the Agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this section), (i) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or (ii) whose election is to replace a person who ceases to be a director due to death, disability or age, cease for any reason to constitute a majority thereof; or

  The stockholders of the Company approve a merger or consolidation of the Company with another corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an executive benefit plan of the Company, at least 75%

of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

  The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     On March 8, 2012, the Board of Directors granted Mr. Haslam an option (the “Haslam Option”) to purchase 1,500,000 shares (the “Haslam Option Shares”) of Common Stock at a price of $0.63 per share, which was the closing price of the Common Stock as quoted by Pink OTC Markets' inter-dealer quotation service on March 8, 2012, pursuant to a Stock Option Agreement between Mr. Haslam and the Company (the “Haslam Option Agreement”). The Haslam Option vests and becomes exercisable in four equal installments–on March 8 of 2013, 2014, 2015 and 2016–and terminates on March 8, 2022. The Haslam Option was granted under the 2004 Plan.

     Upon Mr. Haslam's death or Disability (as defined in the 2004 Plan), the Haslam Option may be exercised, to the extent the Haslam Option Shares are then vested, for a period of twelve months after death or Disability or until the expiration of the Haslam Option term, whichever period is shorter. Upon Mr. Haslam's termination from employment with the Company for any other reason, the Haslam Option may be exercised, to the extent it has become exercisable, for a period of three months from the date of such termination or until the expiration of the Haslam Option term, whichever is shorter; provided, however, if Mr. Haslam dies during the aforementioned three-month period, the Haslam Option may be exercised, to the extent it has become exercisable, for a period of three months from the date of death or until the expiration of the Haslam Option term, whichever is shorter.

Outstanding Equity Awards

     The following table sets forth information as of December 31, 2012 with respect to compensation plans under which the Company’s common stock may be issued.

Number of Securities
Remaining Available
for Future Issuance
Under Equity
Number of Securities to	Weighted Average	Compensation Plans
be Issued Upon Exercise	Exercise Price of	(Excluding Shares
of Outstanding Options,	Outstanding Options,	Reflected in the First
Plan Category	Warrants and Rights	Warrants and Rights	Column)
Equity compensation plans
approved by
stockholders	4,545,937	(A)	$0.65	1,456,063	(A)
Equity compensation plans
not approved by
stockholders (B)	4,234,098	0.51	0
Total	8,780,035	$0.58	1,456,063
____________________

(A)	Represents shares that may be issued pursuant to the Company’s 2004 Plan which provides for the grant of qualified incentive stock options, non-qualified stock options, deferred stock, restricted stock, restricted stock units, performance share awards, dividend equivalent rights and stock appreciation awards.
(B)	The Option award was granted to W. Lance Anderson, the Company’s Chief Executive Officer, on March 15, 2011, directly by the Board of Directors and was not granted under the Company’s existing 2004 Plan.

BENEFICIAL OWNERSHIP

Beneficial Ownership of Common Stock by Directors, Management and Large Stockholders

     The following table sets forth sets forth certain information with respect to the Company’s Common Stock beneficially owned by: (i) each person known by the Company to own of record or beneficially 5% or more of the Company’s Common Stock, (ii) each director, (iii) each Named Executive Officer and (iv) all officers and directors of the Company as a group, in each case based upon information available as of March 22, 2013 (unless otherwise noted).

	Beneficial
	Ownership of
	Common Stock
		Percent
Name and Address of Beneficial Owner(1)	Shares	of Class(2)
W. Lance Anderson(3)	1,856,300	2.0%
Rodney E. Schwatken(4)	1,142,960	1.2%
Steve Haslam(5)	386,914
Edward W. Mehrer(6)	534,686	*
Gregory T. Barmore(7)	278,841	*
Art N. Burtscher(8)	303,293	*
Howard M. Amster(9)	3,860,662	4.2%
Barry A. Igdaloff(10)	6,783,640	7.4%
All current directors and executive officers as a
group (10 persons)(11)	15,266,646	16.7%
Massachusetts Mutual Life Insurance Company(12)
1295 State Street, Springfield, MA 01111	19,258,775	21.1%
____________________

*	Less than 1%

(1)	The mailing address of each beneficial owner is 2114 Central Street, Suite 600, Kansas City, Missouri 64108, unless otherwise shown.
(2)	Based on 91,479,519 shares of common stock outstanding as of March 22, 2013.
(3)	Consists of 724,836 shares of common stock held directly; 36,111 shares of stock held in a trust with his spouse; 35,729 shares held by Mr. Anderson’s son which are deemed indirectly held by Mr. Anderson; 1,058,524 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2013; and 1,100 shares of restricted stock.
(4)	Consists of 1,652 shares of common stock held directly; 56,217 shares of stock owned by the Rodney E. Schwatken Trust; 1,085,047 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2013; and 44 shares of restricted stock.
(5)	Consists of 6,218 shares of common stock held directly; 380,563 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2013; and 133 shares of restricted stock.
(6)	Consists of 347,518 shares of common stock held directly; 1,000 shares of common stock owned by his spouse; 36,168 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2013; and 150,000 shares of restricted stock.
(7)	Consists of 92,673 shares of common stock held directly; 36,168 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2013; and 150,000 shares of restricted stock.
(8)	Consists of 117,125 shares of common stock held directly; 36,168 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2013; and 150,000 shares of restricted stock.

(9)	Consists of 2,906,250 shares of common stock held directly; 30,140 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2013; 150,000 shares of restricted stock; and 774,272 shares of common stock held in two trusts for which Mr. Amster is the trustee.
(10)	Consists of 4,321,727 shares of common stock held directly; 30,140 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2013; 150,000 shares of restricted stock; and 2,281,773 shares of common stock controlled by Mr. Igdaloff as a registered investment advisor.
(11)	Includes beneficial ownership information of Matthew Lautz and Brett Monger.
(12)	Based on a Form 3 filed on December 14, 2011. The Form 3 indicates that as of December 14, 2011, Massachusetts Mutual Life Insurance Company (“MassMutual”) may be deemed to own beneficially and indirectly 19,258,775 shares of common stock held in one or more advisory accounts and private investment funds. Babson Capital Management LLC (“Babson Capital”) acts as investment adviser to these advisory accounts and private investment funds, and in such capacities may also be deemed to be the beneficial owner of the 19,258,775 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers, and holders of more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Such officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of such forms furnished to it, or written representations from reporting persons that no Form 5s were required for such persons, the Company believes that, during fiscal year 2012, all Section 16(a) filing requirements were satisfied, except that Brett Monger and Matthew Lautz filed one late Form 3 report and Brett Monger and Steve Haslam each filed one late Form 4 report, reporting one late transaction.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES; RELATED PARTY
TRANSACTIONS

     The Company has adopted a written policy that addresses the review, approval or ratification of any transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, between the Company and any related party, in which the aggregate amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years. Under the policy, a related party of the Company includes:

  Any executive officer, or any director or nominee for election as a director;

  Any person who owns more than 5% of the Company’s voting securities;

  Any immediate family member of any of the foregoing; or

  Any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% beneficial ownership interest.

     Under the policy, the Board of Directors reviews the material facts of any related party transaction and approves it prior to its occurrence. If advance approval is not feasible, then the Board of Directors will either ratify the transaction at its next regularly scheduled meeting or the transaction will be rescinded. In making its determination to approve or ratify any related party transaction, the Board of Directors may consider such factors as (i) the extent of the related party’s interest in the transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the transaction are no less favorable than terms generally available to Company in unaffiliated transactions under like circumstances, (iv) the benefit to the Company, and (v) the aggregate value of the transaction.

     No director may engage in any Board of Directors discussion or approval of any related party transaction in which he or she is a related party, but that director is required to provide the Board of Directors with all material information reasonably requested concerning the transaction.

     In conjunction with adopting this policy, the Board of Directors reviewed and approved any existing related party transactions.

Agreements and Transactions with Certain Executive Officers

     On March 8, 2012, the same date that Mr. Haslam entered into an employment agreement with the Company, Mr. Haslam and StreetLinks LLC (“StreetLinks”) entered into a Separation and Release Agreement (“Release Agreement”), pursuant to which Mr. Haslam's employment with StreetLinks was terminated. Mr. Haslam's termination by StreetLinks triggered the Company's right of first refusal to purchase Mr. Haslam's membership units of StreetLinks under the operating agreement of StreetLinks. Mr. Haslam held 1,927 membership units of StreetLinks which represents approximately 4.89% of the outstanding StreetLinks membership units. Pursuant to a Membership Interest Purchase Agreement, dated March 8, 2012, by and between Mr. Haslam and the Company (the “Purchase Agreement”), Mr. Haslam sold all of his 1,927 membership units of StreetLinks to the

Company. The total purchase price under the Purchase Agreement is $6,112,500 (the “Purchase Price”), which is payable to Mr. Haslam as follows: $500,000 on March 8, 2012, $500,000 on June 30, 2012, $250,000 on the last day of each quarter thereafter until March 8, 2016, on which date the unpaid principal balance of $1,612,500 is to be paid, plus interest at the rate of four percent per annum, compounded quarterly, on the unpaid balance shall accrue and be paid with regard to all payments other than the initial payment. Through March 31, 2013, the Company has timely paid $1,750,000 in principal and $219,183 in interest to Mr. Haslam under the Purchase Agreement. Mr. Haslam's sole remedy for non-payment by the Company under the Purchase Agreement is an equitable right to return of the amount of StreetLinks membership units attributable to the pro-rata portion of the Purchase Price then owed but not paid.

PROPOSAL 2 - RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has selected the accounting firm of Grant Thornton LLP to audit the Company’s financial statements for, and otherwise act as the Company’s independent registered public accounting firm with respect to the year ending December 31, 2013. The Audit Committee’s selection of Grant Thornton LLP for the current fiscal year is being presented to stockholders for ratification at the annual meeting. To the Company’s knowledge, neither Grant Thornton LLP nor any of its partners has any direct financial interest or any material indirect financial interest in the Company, or acted since the inception of the Company in the capacity of a promoter, underwriter, voting trustee, director, officer or employee of the Company. A representative of Grant Thornton LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she has the desire to do so and will be available to respond to appropriate questions from stockholders.

     The ratification of Grant Thornton LLP as the independent registered public accounting firm will require the affirmative vote of a majority of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”
RATIFYING THE SELECTION OF GRANT THORNTON LLP AS THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.

Principal Accounting Firm Fees

     On June 28, 2012, the Audit Committee of the Board of Directors (the “Audit Committee”) approved the engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. In connection with the audit of the 2012 financial statements, the Company entered into an engagement agreement with Grant Thornton LLP which set forth the terms by which Grant Thornton LLP will perform audit services for the Company.

     For the fiscal year ended December 31, 2012, Grant Thornton LLP and its respective affiliates, billed the Company for fees as follows:

For the Fiscal Year Ended
December 31, 2012
Audit fees (1)	$381,100
Audit-related fees	—
Total audit and audit-related fees	381,100
Tax fees (2)	—
All other fees	—
Total	$381,100

     In connection with the engagement of Grant Thornton LLP, on June 28, 2012, the Company, as approved by the Audit Committee, dismissed Deloitte and Touche LLP as the Company’s principal independent registered public accounting firm.

     For the fiscal years ended December 31, 2012 and 2011, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, billed the Company for fees as follows:

	For the Fiscal Year Ended
	December 31,
	2012	2011
Audit fees (1)	$268,645	$574,390
Audit-related fees	—	—
Total audit and audit-related fees	268,645	574,390
Tax fees (2)	71,171	283,219
All other fees (3)	2,000	2,200
Total	$341,816	$859,809
____________________

(1)	Audit fees consist principally of fees for the annual and quarterly reviews of the consolidated financial statements and assistance with and review of documents filed with the SEC.

(2)	Tax fees principally include assistance with statutory filing and income tax consultations and planning.

(3)	The Company generally did not engage Deloitte & Touche LLP for “other” services. In 2011 and 2012, however, the Company incurred “other” fees for its subscription to the Deloitte technical research library.

     The Audit Committee has adopted a policy with respect to the pre-approval of all audit and non-audit services provided by the independent auditors. All fees paid to the independent auditors for fiscal years 2012 and 2011 were pre-approved in accordance with these policies.

Annual Report on Form 10-K

     A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, which contains audited financial statements and financial statement schedules, may be obtained without charge by visiting the Company’s website at www.novationcompanies.com or upon written request to Novation Companies, Inc., Investor Relations, 2114 Central Street, Suite 600, Kansas City, MO 64108.

     The Annual Report on Form 10-K includes a list of all exhibits thereto. The Company will furnish written copies of such exhibits upon written request therefor and payment of the Company's reasonable expenses in furnishing such exhibits.

     The Company filed the certifications of its chief executive officer and chief financial officer required under Section 302 of the Sarbanes-Oxley Act of 2002 to be filed with the SEC as exhibits to the Annual Report on Form 10-K for the years ended December 31, 2012 and 2011.

PROPOSAL 3 – ADVISORY VOTE ON THE
APPROVAL OF COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

     The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) provides that the Company’s stockholders have the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with the SEC rules. As described in the Compensation Program Objectives and the Compensation of Named Executive Officers sections of this Proxy Statement, the Company’s compensation programs are designed to support its business goals and promote short-term and long-term profitable growth of the Company. The Company’s equity plans are intended to retain executives and further align their interests with those of our stockholders.

     Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is presenting the following “say-on-pay” proposal, which gives stockholders the opportunity to approve or not approve the Company’s compensation program for named executive officers, as disclosed pursuant to Item 402 of Regulation S–K, by voting for or against the resolution set out below. While the Company’s Board of Directors intends to carefully consider the stockholder vote resulting from this proposal, the final vote will not be binding on the Company and is advisory in nature.

     This say-on-pay vote is advisory, and therefore, is not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Company’s Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Company, the Board of Directors and the Compensation Committee will consider the results of the vote in future compensation deliberations.

     For the advisory vote seeking approval of named executive officer compensation, the affirmative vote of the holders of a majority of the shares of Common Stock, present in person or by proxy and entitled to vote at the meeting, is required. Abstentions with respect to the advisory vote on executive compensation will have the same effect as a vote against the proposal. Broker non-votes will be excluded entirely and will have no effect on the result of the vote.

     The Board of Directors recommends an advisory vote “FOR” the following resolution:

     “RESOLVED, that the stockholders of Novation Companies, Inc. approve, on an advisory basis, compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S–K, including the Compensation Program Objectives, compensation tables and narrative discussion.”

PROPOSAL 4 - ADVISORY VOTE ON THE
FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

     The Dodd-Frank Act requires the Company’s stockholders to have the opportunity to cast a non-binding advisory vote regarding how frequently the Company should seek from its stockholders a non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with the SEC rules. By voting on this frequency proposal, stockholders may indicate whether they would prefer that the advisory vote on the compensation of the Company’s named executive officers occur every one, two or three years. Stockholders may also abstain from voting on the proposal. Accordingly, the following resolution is submitted for an advisory stockholder vote at the annual meeting:

     “RESOLVED, that the highest number of votes cast by the Company’s stockholders for the option set forth below shall be the preferred frequency of the Company’s stockholders for holding an advisory vote on the compensation of the Company’s executive officers as disclosed in this Proxy Statement:

     every year;
     every two years; or
     every three years.”

     The Board of Directors has determined that an annual advisory vote on executive compensation is the best approach for the Company at this time. In formulating its recommendation, the Board of Directors considered that an annual advisory vote on executive compensation will allow stockholders to provide direct input on the Company’s compensation philosophy, policies and practices every year. Additionally, an annual advisory vote on executive compensation is consistent with the Company’s policy of seeking input from, and engaging in discussions with, its stockholders on executive compensation and corporate governance matters.

     The option receiving the greatest number of votes (every one, two or three years) will be considered the frequency approved by stockholders. Stockholders will also be permitted to abstain, and any such abstentions will not be counted as votes cast. Broker non-votes will be excluded entirely and will have no effect on the result of the vote. Although the vote is non-binding, the Board will take into account the outcome of the vote when making future decisions about the frequency for holding an advisory vote on executive compensation.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO CONDUCT AN ADVISORY STOCKHOLDER VOTE “EVERY YEAR” ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS DISCLOSED IN THE COMPANY’S PROXY STATEMENT FOR ITS ANNUAL MEETING.

OTHER BUSINESS

     The Board of Directors knows of no other matters which may be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their discretion.

STOCKHOLDER PROPOSALS OR NOMINATIONS – 2014 ANNUAL MEETING

     Any stockholder proposal, including the nomination of a director, intended to be presented at the 2014 annual meeting of stockholders and included in the proxy statement and form proxy relating to such meeting, must be received at the Company’s offices on or before December 4 2013.

     In addition, the Company bylaws provide that any stockholder wishing to bring any matter, including the nomination of a director, before an annual meeting must deliver notice to the Corporate Secretary of Novation Companies, Inc. at the Company’s principal executive offices on or before January 4, 2014.

     The stockholder’s notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to servicing as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Company’s corporate books, and of such beneficial owner and (ii) the class and number of shares of the Company’s stock which are owned beneficially and of record by such stockholder and such beneficial owner.

     You may contact the Secretary of Novation Companies, Inc. at the Company’s principal executive offices regarding the requirements for making stockholder proposals and nominating director candidates.

ADDITIONAL INFORMATION

     Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 7, 2013:

     This proxy statement and our annual report to stockholders are also available to you at http://www.novationcompanies.com/investors/financials.

“Householding” of Proxy Materials

     The Securities and Exchange Commission permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process is commonly referred to as “householding.”

     A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or proxy statement, we will promptly deliver it to you if you request it by writing to: Novation Companies, Inc., Investor Relations, 2114 Central Street, Suite 600, Kansas City, MO 64108. If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or proxy statement in the future, you may telephone toll-free 1-800-542-1061 or write to Broadridge, Attention Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

     Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or the Company at the address provided above.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ W. Lance Anderson
W. Lance Anderson
Chairman of the Board

Kansas City, Missouri
April 3, 2013

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 6, 2013.

Vote by Internet Go to www.envisionreports.com/NOVC Or scan the QR code with your smartphone Follow the steps outlined on the secure website

Vote by telephone

  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
  Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Annual Meeting Proxy Card

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 3, and EVERY YEAR on
Proposal 4.
1. Election of Directors:		For	Against	Abstain		For	Against	Abstain
	01 - W. Lance Anderson	☐	☐	☐	02 - Gregory T. Barmore	☐	☐	☐

			For	Against	Abstain			For	Against	Abstain
2.	Proposal to ratify the selection of Grant Thornton LLP as Novation’s independent registered public accounting firm for 2013.		☐	☐	☐	3.	Proposal to approve on an advisory basis, the compensation of Novation’s Named Executive officers.	☐	☐	☐

		Every Year	Every Other Year	Every Three Years	Abstain
4.	Proposal to hold, on an advisory basis, a stockholder vote on the frequency of future stockholder advisory votes to approve the compensation of Novation’s Named Executive officers.	☐	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Novation Companies, Inc.

Notice of 2013 Annual Meeting of Stockholders

2114 Central Street, Suite 600
Kansas City, Missouri 64108

Proxy Solicited by Board of Directors for Annual Meeting — May 7, 2013

Rodney E. Schwatken and Brett A. Monger, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Novation Companies, Inc. to be held at Sheraton Overland Park Hotel at the Convention Center, Overland Park, Kansas 66211 on May 7, 2013 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all nominees, FOR Proposals 2 and 3, and EVERY YEAR on Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

(Items to be voted appear on reverse side.)